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                                                                   Exhibit 23(c)


                      Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-56621) of Shawmut National Corporation of our report dated December 16, 1994 relating to the financial statements of the Business Finance Division of Barclays Business Credit, Inc., which appears in the Current Report on Form 8-K of Shawmut National Corporation dated January 11, 1995. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Price Waterhouse LLP

Price Waterhouse LLP
Hartford, Connecticut

January 11, 1995